Exhibit 99.1

CONTACTS:	Dennard ▪ Lascar Associates Ken Dennard / Rick Black 713-529-6600 ecig@dennardlascar.com

For Immediate Release

Electronic Cigarettes International Group

REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

GOLDEN, CO – August 11, 2016 – Electronic Cigarettes International Group, Ltd. (The “Company”) (OTCBB: ECIG), a leading global marketer and distributor of electronic cigarettes and vapor products, today announced financial results for the second quarter ended June 30, 2016.

Second Quarter Overview

•	Second quarter 2016 net sales were $11.8 million, compared to $12.4 million the second quarter of 2015 and flat sequentially from the first quarter of 2016.

•	Gross profit was $6.6 million, flat compared to both the second quarter of 2015 and the first quarter of 2016. Gross profit percentage increased to 56% from 53% for the 2016 second quarter as compared to the 2015 second quarter despite the impact of the new royalty payment, which began in the first quarter of 2016.

•	Adjusted EBITDA was negative $411,000 in the second quarter of 2016 versus a negative $1.9 million in the second quarter of 2015 and negative $1.5 million in the first quarter of 2016.

•	Reduced Days Sales Outstanding (DSO) from 20 days on December 31, 2015 to 16 days on March 31, 2016 to 14 days on June 30, 2016.

Dan O’Neill, Chief Executive Officer of Electronic Cigarettes International Group, stated, “The second quarter revenue results were disappointing, reflecting the Company’s lack of working capital to fund certain growth initiatives and delays in executing our expansion plans in the UK and internationally. However, with the completion of our financial recapitalization in early July, we are now in a position to capitalize on targeted opportunities to drive profitable growth in the future.”

Conference Call

The Company will hold a conference call to discuss its second quarter 2016 financial results and recent developments today at 5:00 p.m. Eastern time. Please dial 412-902-0030 and asking for the Electronic Cigarettes International Group call at least 10 minutes prior to the start time, or live over the Internet by logging on to the web at the address http://ecig.co/investors/presentations/. A telephonic replay of the conference call will be available through August 18, 2016 and may be accessed by calling 201-612-7415 using passcode 13643002#. A web cast archive will also be available at http://ecig.co/investors/presentations/ shortly after the call and will be accessible for approximately 90 days.

Electronic Cigarettes International Group, a leading global marketer and distributor of electronic cigarettes and vapor products, is dedicated to providing a compelling alternative to traditional cigarettes for more than 1 billion current smokers around the world. The Company offers consumers a full product portfolio whose brands include VIP, FIN, Vapestick, and others, incorporating superior product quality and the latest technology. To learn more, visit www.ecig.co.

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management’s current expectations regarding future results of operations, economic performance, financial condition and achievements of ECIG, including statements regarding ECIG’s expectation to see continued growth. Forward-looking statements, specifically those concerning future performance are subject to certain risks and uncertainties, and other factors are disclosed in the Company’s filings with the Securities and Exchange Commission. Unless required by applicable law, ECIG undertakes no obligation to update or revise any forward-looking statements.

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Facebook: @Electronic Cigarettes International Group, Ltd.

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Electronic Cigarettes International Group, Ltd.

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

For the Three Months Ended June 30, 2016, 2015 and March 31, 2016

(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended June 30, 2016	Three Months Ended June 30, 2015	Three Months Ended March 31, 2016
Net sales	$11,755	$12,366	$11,718
Cost of goods sold	5,172	5,778	5,069

Gross profit	6,583	6,588	6,649

Operating expenses:
Selling, general and administrative:
Compensation and benefits:
Salaries, wages and benefits	2,577	2,736	2,503
Stock-based compensation	3,069	2,418	750
Professional fees and administrative	2,432	3,503	2,757
Marketing and selling	2,332	2,291	2,883
Depreciation and amortization	2,357	2,328	2,333
Severance	18	651	28

Total operating expenses	12,785	13,927	11,254

Loss from operations	$(6,202)	$(7,339)	$(4,605)

Non-GAAP Financial Measures- EBITDA and Adjusted EBITDA

We define EBITDA as net income (loss), as determined under U.S. GAAP, plus interest expense, income taxes, depreciation and amortization expense. We define Adjusted EBITDA as EBITDA plus expenses incurred under a related party advisory agreement, stock-based compensation expense, severance and retention costs, professional fees related to the restructuring of debt agreements, offering expenses, acquisition expense, losses on sale of assets, impairment of long-lived assets and debt financing inducement expense; and by subtracting gains from warrant and derivative fair value adjustments, gains from extinguishment of warrants and debt, and gains on sale of assets. These further adjustments eliminate the impact of items that we do not consider indicative of our core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we expect to incur expenses that are the same as or similar to many of the adjustments in this presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present EBITDA and Adjusted EBITDA because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;
•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;
•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•	Similarly, while impairment of long-lived assets is a non-cash expense, recognition of the impairment charge may have a significant impact on the value of our common stock;
•	Adjusted EBITDA excludes expenses under our related party advisory agreement, stock-based compensation arrangements, excess embedded derivative inducements, changes in the fair value of warrant and derivative instruments, and gains and losses from the extinguishment of debt. While these are noncash gains and losses, their exclusion ignores the significant dilutive impact to our common stockholders as represented by the underlying transactions that gave rise to these excluded gains and losses;

•	EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and
•	Other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, any measure of financial performance reported in accordance with U.S. GAAP, such as total revenues, income from operations, and net income (loss).

The following table presents a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA for the three months ended June 30, 2016, June 30, 2015 and March 31, 2016 (dollars in thousands):

Calculation of EBITDA and Adjusted EBITDA

			Three Months
	Three Months Ended June 30,		Ended March 31,
	2016	2015	2016

Net income (loss)	$26,781	$43,140	$(20,431)
Interest expense	3,309	14,061	3,248
Depreciation and amortization	2,357	2,328	2,333
Income tax expense	1,596	192	191

EBITDA	34,043	59,721	(14,659)
Stock-based compensation	3,069	2,418	750
Severance expense	18	651	28
Warrant fair value adjustment	(37,799)	(87,251)	4,216
Derivative fair value adjustment	(154)	(30,327)	(255)
Loss on extinguishment of debt	-	70,228	8,571
Gain on extinguishment of warrants	-	(17,382)	(86)
Debt financing inducement expense	-	-	-
Gain on troubled debt restructuring	-	-	(59)
Professional fees related to debt restructuring	347	-	-
Settlement of litigation and disputes	65	-	-

Adjusted EBITDA	$(411)	$(1,942)	$(1,494)

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